UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices and zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS.
On June 4, 2024, Herc Holdings Inc. (the “Company”) issued a press release announcing a proposed private offering of senior unsecured notes (the “Offering”), and a subsequent press release announcing the pricing of $800 million aggregate principal amount of 6.625% senior unsecured notes due 2029 (the “notes”), copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively. The notes will be guaranteed on a senior unsecured basis, subject to limited exceptions, by the Company’s current and future domestic subsidiaries, including Herc Rentals Inc.

Following the Offering, the Company expects to repay a portion of the indebtedness outstanding under the Company’s senior secured asset-based revolving credit agreement and to pay related fees and expenses.

The notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Herc Holdings Inc. dated June 4, 2024 announcing proposed private offering of senior unsecured notes.
99.2	Press Release of Herc Holdings Inc. dated June 4, 2024 announcing pricing of senior unsecured notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ MARK HUMPHREY
Name:	Mark Humphrey
Title:	Senior Vice President, Chief Financial Officer
Date:  June 4, 2024

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